   American Safety Insurance Holdings, Ltd.
Reports an Increase of 73% in Net Earnings to $7.1 Million

HAMILTON, Bermuda, April 30, 2007 — American Safety Insurance Holdings, Ltd. (NYSE: ASI) today reported a 73% increase in first quarter net earnings to $7.1 million, or $0.65 per diluted share, from $4.1 million, or $0.57 per diluted share, for the same period in 2006.

Financial highlights for the quarter included:

        •        Gross premiums written increased 5% to $55.4 million.
        •        Net premiums written rose 16% to $38.8 million.
        •        Net premiums earned grew 11% to $38.4 million.
        •        Investment income increased 59% to $7.2 million.
        •        Cash flow from operations was $19 million compared to $10 million for the same period of 2006.
        •        Combined ratio was 95.5% compared to 99.5% for same period of 2006.
        •        Loss ratio was 62.4% compared to 63.9% for the same period of 2006.
        •        Expense ratio decreased to 33.1% from 35.6% for the same period of 2006.
        •        Annualized return on average equity was 14.2% compared to 12.5% for the same period of 2006.
        •        Book value per share increased to $19.37 from $18.59 as of December 31, 2006.

First Quarter Results

The increase in net earnings for the quarter was primarily due to increased investment income and improved underwriting results. Investment income was $7.2 million for the quarter, a 59% increase over the same period in 2006 due to greater invested assets and improved yields. Invested assets increased 35% over March 31, 2006 due to the proceeds from the 2006 equity offering, increased market value of the portfolio and cash flow from operations. The investment yield increased 82 basis points to 5.2% as compared to 4.3% in the 2006 quarter. The combined ratio for the quarter was 95.5%, composed of a loss ratio of 62.4% and an expense ratio of 33.1%. The first quarter 2006 combined ratio, which was negatively impacted by the settlement of a prior year claim, was 99.5%, with a loss ratio of 63.9% and an expense ratio of 35.6%. The 2006 prior year claim settlement reduced net premiums earned by $1.8 million and increased losses and loss adjustment expense by $1 million.

Commenting on the results, Stephen R. Crim, President and Chief Executive Officer of American Safety Insurance Holdings, Ltd., said, Growth in many of our core business lines in addition to the efforts to diversify our product portfolio resulted in a 5% increase in gross premiums written over 2006. We continued to exercise underwriting discipline in the softening market, resulting in a substantial decrease in our construction premium writings in western states during the quarter. Net premiums written during the quarter increased by 16%, driven primarily by premium growth in environmental, increased retentions in specialty programs and premium production in assumed reinsurance. While the impact of the soft market on our construction results will make it more difficult, we believe our product diversification strategy will provide the opportunity to achieve our previously announced growth targets for 2007. Annualized return on average equity increased by nearly two percentage points over 2006 to 14.2%, despite the increased capital from the common equity offering completed last June. We remain on track to effectively deploy the new capital and increase shareholder value. ”

This press release contains forward-looking statements regarding insurance market conditions, gross premium growth, net premium growth and combined ratio. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, including competitive conditions in the insurance industry, levels of new and renewal insurance business, developments in loss trends, adequacy and changes in loss reserves and actuarial assumptions, timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings, the integration and other challenges attendant to acquisitions, and changes in levels of general business activity and economic conditions. For additional factors, which could influence the Company’s operating and financial performance, see the Company’s filings with the Securities and Exchange Commission.

Contacts:

American Safety Insurance Services, Inc.
William C. Tepe
(770) 916-1908

                                       American Safety Insurance Holdings, Ltd. and Subsidiaries
                                                  Financial and Operating Highlights
                                                              (Unaudited)
                                         (in thousands except per share data and percentages)

                                                                Three Months Ended
                                                                     March 31,
                                                       ------------------ -- ----------------
                                                             2007                 2006
------------------------------------------------------------------------------------------

INCOME STATEMENT DATA:
Revenues:
    Direct and assumed premiums earned                 $       56,635       $     55,835
    Ceded premiums earned                                     (18,277)           (21,145)
                                                       ------------------    -------------
           Net premiums earned                                 38,358             34,690
    Net investment income                                       7,224              4,543
    Net realized gains                                             19                363
    Fee income                                                    516                492
    Other income                                                   17                 17
                                                        --------------      ------------
         Total revenues                                        46,134             40,105
                                                       ---------------      ------------

Expenses:
    Losses and loss adjustment expenses                         23,952             22,155
    Acquisition expenses                                         6,118              7,055
    Payroll and related expenses                                 4,154              3,542
    Real estate expenses                                            23                 67
    Interest expense                                               816                903
    Other expenses                                               3,405              2,738
    Minority interest                                              115               (472)
                                                       ------------------    -------------
         Total expenses                                         38,583             35,988
                                                       ------------------    -------------
         Earnings before income taxes                            7,551              4,117
    Income taxes:                                                  459                 16
                                                       ------------------    -------------
         Net earnings                                  $         7,092       $      4,101
                                                       ==================    =============
Net earnings per share:
    Basic                                              $          0.67       $       0.61
    Diluted                                            $          0.65       $       0.57
Average number of shares outstanding:
    Basic                                                       10,556              6,763
    Diluted                                                     10,931              7,164

GAAP combined ratio                                               95.5%              99.5%

BALANCE SHEET DATA:                                            March 31,         December 31,
                                                                 2007                2006

Total  investments                                     $       569,393       $    551,158
Total assets                                                   864,253            847,130
Unpaid losses and loss adjustment expenses                     452,451            439,673
Total liabilities                                              659,758            650,980
Total shareholders' equity                                     204,495            196,150

Book value per outstanding share                                $19.37        $     18.59

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                                       American Safety Insurance Holdings, Ltd. and Subsidiaries
                                                  Financial and Operating Highlights
                                                              (Unaudited)
                                                                Three Months Ended
                                                                     March 31,
                                                       ------------------ -- ----------------
                                                             2007                 2006
------------------------------------------------------ ------------------ -- ----------------

PREMIUM SUMMARY (in Thousands)

Gross Premiums Written:
     Excess and Surplus Lines Segment
         Environmental                                     $    13,138           $  12,641
         Construction                                           15,993              22,453
         Excess                                                  1,969                 611
         Non Construction                                          811                   0
         Surety                                                  1,310                 870
                                                       ------------------    ---------------
              Total Excess and Surplus Lines Segment            33,221              36,575
     Alternative Risk Transfer Segment
         Specialty Programs                                     19,433              16,345
                                                       ------------------    ---------------
              Total Alternative Risk Transfer Segment           19,433              16,345

     Assumed Reinsurance                                         2,769                   0
                                                       ------------------    ---------------
     Runoff                                                          0                   0
                                                       ------------------    ----------------
     Total Gross Premiums Written                              $55,423           $  52,920
                                                       ==================    ================
     Total Fully Funded Fees Written                           $   526           $     173
                                                       ==================    ================

Net Premiums Written:
     Excess and Surplus Lines Segment
         Environmental                                          10,747           $   8,071
         Construction                                           15,702              20,185
         Excess                                                    261                 168
         Non Construction                                          406                   0
         Surety                                                  1,270                 440
                                                       ------------------    ----------------
              Total Excess and Surplus Lines Segment            28,386              28,864

     Alternative Risk Transfer Segment
         Specialty Programs                                      7,687               4,526
                                                       ------------------    ----------------
                                                       ------------------    ----------------
              Total Alternative Risk Transfer Segment            7,687               4,526

     Assumed Reinsurance
                                                                 2,769                   0
                                                       ------------------    ----------------
     Runoff                                                          0                   0
                                                        ------------------    ---------------
     Total Net Premiums Written                               $ 38,842           $  33,390

                                                       ==================    ================

     Total Fully Funded Fees Written                             $  526            $   173
                                                       ==================    ================

Net Premiums Earned:
     Excess and Surplus Lines Segment
         Environmental                                      $    9,526           $   8,320
         Construction                                           20,365              20,913
         Excess                                                    227                 122
         Non Construction                                          461                   0
         Surety                                                    915                 353
                                                          ---------------    ----------------
              Total Excess and Surplus Lines Segment            31,494              29,708

     Alternative Risk Transfer Segment
         Specialty Programs                                      5,351               4,982
                                                       ------------------    ----------------
              Total Alternative Risk Transfer Segment            5,531               4,982

     Assumed Reinsurance                                         1,513                   0
                                                       ------------------    ----------------
     Runoff                                                          0                   0
                                                        ----------------      ---------------
     Total Net Premiums Earned                             $    38,358           $  34,690
                                                       ==================    ================
     Total Fully Funded Fees Earned                        $       516           $     492
                                                       ==================    ================

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